Exhibit 99.3

DEL TACO HOLDINGS, INC.

UNAUDITED QUARTERLY FINANCIAL INFORMATION

FY2014

Del Taco Holdings, Inc.

Consolidated Statements of Comprehensive Loss

(In thousands)

	12 Weeks Ended March 25, 2014 (Unaudited)	12 Weeks Ended June 17, 2014 (Unaudited)	12 Weeks Ended September 9, 2014 (Unaudited)	16 Weeks Ended December 30, 2014 (Unaudited)	52 Weeks Ended December 30, 2014
Revenues:
Company restaurant sales	$83,415	$87,714	$88,819	$120,852	$380,800
Franchise revenues	2,768	3,015	3,034	4,156	12,973
Franchise sublease income	487	515	540	709	2,251

Total revenue	86,670	91,244	92,393	125,717	396,024

Operating expenses:
Restaurant operating expenses:
Food and paper costs	24,739	25,889	25,543	34,537	110,708
Labor and related expenses	25,805	26,867	27,393	36,855	116,920
Occupancy and other operating expenses	18,544	18,886	19,722	24,869	82,021
General and administrative	6,049	6,280	5,975	9,832	28,136
Depreciation and amortization	4,588	4,327	4,385	5,452	18,752
Occupancy and other – franchise subleases	465	489	516	675	2,145
Pre-opening costs	105	85	181	91	462
Impairment of long-lived assets	—	—	—	9,617	9,617
Restaurant closure charges, net	28	(219)	20	253	82
(Gain) loss on disposal of assets	(199)	(6)	(24)	78	(151)

Total operating expenses	80,124	82,598	83,711	122,259	368,692

Operating income	6,546	8,646	8,682	3,458	27,332

Interest expense	7,993	7,189	6,786	8,927	30,895
Transaction-related costs	—	—	241	1,695	1,936
Debt modification costs	—	1,241	—	—	1,241
Change in fair value of warrant liability	—	—	303	1,114	1,417

Total other expense	7,993	8,430	7,330	11,736	35,489

(Loss) income from operations before provision for income taxes	(1,447)	216	1,352	(8,278)	(8,157)

Provision (benefit) for income taxes	440	356	463	(161)	1,098

Net (loss) income	(1,887)	(140)	889	(8,117)	(9,255)

Other comprehensive (loss) income:
Change in fair value of interest rate cap	(28)	(61)	(14)	(22)	(125)
Reclassification of interest rate cap amortization included in net (loss) income	—	2	5	12	19

Total other comprehensive loss, net	(28)	(59)	(9)	(10)	(106)

Comprehensive (loss) income	$(1,915)	$(199)	$880	$(8,127)	$(9,361)

Del Taco Holdings, Inc.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA(1)

(Unaudited)

(In thousands)

	12 Weeks Ended March 25, 2014	12 Weeks Ended June 17, 2014	12 Weeks Ended September 9, 2014	16 Weeks Ended December 30, 2014	52 Weeks Ended December 30, 2014
Net income (loss)	$(1,887)	$(140)	$889	$(8,117)	$(9,255)
Non-GAAP adjustments
Provision for income taxes	440	356	463	(161)	1,098
Interest expense, net	7,993	7,189	6,786	8,927	30,895
Depreciation and amortization	4,588	4,327	4,385	5,452	18,752

EBITDA	11,134	11,732	12,523	6,101	41,490

Stock based compensation expense	287	235	189	243	954
(Gain) loss on disposal of assets	(199)	(6)	(24)	78	(151)
Impairment of long-lived assets	—	—	—	9,617	9,617
Restaurant closure charges, net	28	(219)	20	253	82
Debt modification costs	—	1,241	—	—	1,241
Transaction-related costs	—	—	241	1,695	1,936
Changes in fair value of warrant liability	—	—	303	1,114	1,417
Pre-opening costs	105	85	181	91	462
Insurance reserves adjustment	362	539	510	389	1,800

Adjusted EBITDA	$11,717	$13,607	$13,943	$19,581	$58,848

(1)	Adjusted EBITDA is defined as net income/loss prior to interest expense, income taxes, and depreciation and amortization, as adjusted to add back certain charges, such as stock-based compensation expense and transaction-related costs, as these expenses are not considered an indicator of ongoing company performance. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income/loss as a measure of operating performance or cash flows or as measures of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP results. Adjusted EBITDA is a financial measure that was not calculated in accordance with GAAP.

Del Taco Holdings, Inc.

Restaurant Contribution(1)

(Unaudited)

(In thousands)

	12 Weeks Ended March 25, 2014	12 Weeks Ended June 17, 2014	12 Weeks Ended September 9, 2014	16 Weeks Ended December 30, 2014	52 Weeks Ended December 30, 2014
Company restaurant sales	$83,415	$87,714	$88,819	$120,852	$380,800
Restaurant operating expenses	69,088	71,642	72,658	96,261	309,649

Restaurant contribution	$14,327	$16,072	$16,161	$24,591	$71,151

(1)	Restaurant contribution is defined as company restaurant sales less restaurant operating expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant sales. Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP.

3